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                                                                    EXHIBIT 11.1


                     GEOWASTE INCORPORATED AND SUBSIDIARIES

                     COMPUTATION OF NET EARNINGS PER SHARE

                    FOR THE THREE MONTHS ENDED JUNE 30, 1995





                                                                                                                       Fully
                                                                                             Primary                   Diluted
                                                                                             -------                   -------
                 Weighted Average Common Shares
                 outstanding   . . . . . . . . . . . . . . . . . . . . . . .                18,662,605               18,662,605

                 Convertible debt  . . . . . . . . . . . . . . . . . . . . .                   --                      2,774,475

                 Stock options and warrants outstanding  . . . . . . . . . .                   453,196                   828,478
                                                                                           -----------              ------------

                 Weighted average shares of common shares outstanding  . . .
                                                                                            19,115,801               22,265,558
                                                                                           ===========              ============
                 Net income  . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                           $   281,670              $   364,209
                                                                                           ===========              ============
                 Earnings per share  . . . . . . . . . . . . . . . . . . . .
                                                                                           $       .01              $        .02
                                                                                           ===========              ============





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